Exhibit 5.1

               [Letterhead of Nexsen Pruet Jacobs & Pollard, LLC]

                                  July 31, 2001


Community Capital Corporation
R. Wesley Brewer, Secretary
1402-C Highway 72 West
Greenwood, South Carolina 29649

     Re: Form S-3 Registration Statement

Ladies and Gentlemen:

     We have acted as counsel to Community Capital Corporation, a South Carolina corporation ("CCC"), in connection with the registration of 500,000 shares of the Company's $1.00 par value common stock (the "Common Stock"), pursuant to a registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement").

     We have examined and are familiar with the Articles of Incorporation and the Bylaws of CCC, as amended, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, including minute books, of CCC. We have also examined the Registration Statement and such statutes and other records, instruments, and documents pertaining thereto that we have deemed necessary to examine for the purposes of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

     On the basis of and in reliance upon the foregoing, we are of the opinion that the shares of Common Stock registered under the Registration Statement (in the form declared effective by the Commission) are legally issued, fully paid, and non-assessable.

     This opinion is being rendered to be effective as of the effective date of the Registration Statement, and we disclaim any continuing responsibility for matters occurring after the effective date of this opinion. We hereby consent to the filing of this opinion, or copies thereof, as an exhibit to the Registration Statement and to the statement made regarding our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement, but we do not thereby admit that we are within the category of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.


                                       Very truly yours,

                                       /s/ NEXSEN  PRUET JACOBS & POLLARD, LLC

                                       NEXSEN PRUET JACOBS & POLLARD, LLC